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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated December 5, 1997, November 10, 1998 and November 24, 1999 included in RMH Teleservices, Inc.'s Form 10-K405/A for the fiscal year ended September 30, 1997 and Forms 10-K for the fiscal years ended 1998 and 1999, respectively, and to all references to our Firm included in this registration statement.

                                                       /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
 July 6, 2000